UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2018
   _____________________
(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
See disclosure in Item 2.03 below, which is incorporated in the Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On November 9, 2018, Air Transport Services Group, Inc., a Delaware corporation (the “Company”), consummated the transactions contemplated by that certain Purchase and Sale Agreement, dated as of October 1, 2018 (the “Purchase Agreement”), by and among the Company, Omni Air International Holdings, Inc., a Nevada corporation (“Omni Holdings”), Omni Aviation Leasing Holdings, LLC, a Nevada limited liability company (“OAL Holdings”), T7 Aviation Leasing Holdings, LLC, a Nevada limited liability company (“T7 Holdings” and, together with Omni Holdings and OAL Holdings, “Sellers”), and Robert K. Coretz, as Sellers’ Representative (“Sellers’ Representative”), pursuant to which the Company purchased (the “Acquisition”) from Sellers, through three newly-organized acquisition subsidiaries, all of the issued and outstanding membership interests of Omni Air International, LLC, a Nevada limited liability company (“Omni”), Omni Aviation Leasing, LLC, a Nevada limited liability company (“OAL”), and T7 Aviation Leasing, LLC, a Nevada limited liability company (“T7,” and together with Omni and OAL, the “Target Companies”). The Target Companies are engaged, together with Advanced Flight Services, Inc. (the “Subsidiary”), a wholly-owned subsidiary of Omni, in the business of providing passenger airlift services to the U.S. Department of Defense and other U.S. and foreign government agencies, worldwide full service commercial passenger charter, wet lease and aircraft, crew, maintenance and insurance services and other air transportation services to commercial customers. The Target Companies and the Subsidiary are referred to herein collectively, as the “Acquired Companies.”

The purchase price for the Acquisition (the “Aggregate Purchase Price”) was an amount equal to $845 million plus the cash balances of the Acquired Companies as of 11:59 P.M. (Central Time) on the day immediately prior to the date of the closing (the “Closing”) of the Acquisition (the “Measurement Time”), minus the indebtedness of the Acquired Companies as of the Measurement Time (the “Closing Indebtedness”), minus the transaction expenses of the Acquired Companies and Sellers related to the Acquisition, including fees and expenses of attorneys, investment bankers, accountants and other service providers (the “Transaction Expenses”), minus certain bonus or change of control payments triggered by the Acquisition (the “Closing Bonus Payments”) and plus or minus, as applicable, the amount of any net working capital adjustment (the “Net Working Capital Adjustment”) based upon the difference between the actual working capital amount of the Acquired Companies as of the Measurement Time (the “Closing Net Working Capital”) and a target working capital amount set forth in the Purchase Agreement. At the Closing, the Company paid to Sellers the estimated Aggregate Purchase Price, less the Escrow Amount (as defined below). At the Closing, the Company also paid or caused to be paid the Closing Indebtedness, the Transaction Expenses, the Closing Bonus Payments and, to the Escrow Agent (as defined below), the Escrow Amount.

Within 60 days after the date of the Closing, the Company will prepare and deliver to the Sellers’ Representative a written statement setting forth the Company’s calculations of the amount of the Closing Net Working Capital and the Net Working Capital Adjustment. The Sellers’ Representative will then have 30 days after receipt of such calculations to inform the Company whether he agrees or disagrees with the Company’s calculations. The Purchase Agreement sets forth a process for resolving any disputes with respect to such calculations. Upon final determination of the Closing Net Working Capital and Net Working Capital Adjustment, the Aggregate Purchase Price will be recalculated using the finally determined amounts resulting in an adjustment of the Aggregate Purchase Price (the “Purchase Price Adjustment”). If the Aggregate Purchase Price, as recalculated, is greater than the estimated Aggregate Purchase Price, the Company will pay or cause to be paid to the Sellers’ Representative the amount of any such excess, for distribution to the Sellers. If the Aggregate Purchase Price, as recalculated, is less than such estimated Aggregate Purchase Price, Sellers will pay or cause to be paid to the Company the amount of such deficiency. If the Aggregate Purchase Price, as recalculated, is equal to the estimated Aggregate Purchase Price, no further payments will be payable by the Company or the Sellers.

At the Closing, $18,000,000 of the Purchase Price was deposited in cash with a bank selected by the parties (the “Escrow Agent”) into two separate escrow accounts: (i) $3,000,000 (the “Working Capital Escrow Amount”) was deposited in an escrow account to cover amounts that may be owing by Sellers to the Company as a result of the Purchase Price Adjustment and (ii) $15,000,000 (the “Indemnification Escrow Amount”) was deposited in an escrow account to satisfy claims for indemnification by the Company or other Company indemnitees as a result of breaches of representations and warranties or covenants of the Sellers contained in the Purchase Agreement. The Working Capital Escrow Amount will be distributed in accordance with the joint written instruction of the Company and Sellers’ Representative to the Escrow Agent. The Indemnification Escrow Amount (less any amount that has been previously paid from the Indemnification Escrow Amount and amounts subject to pending indemnification claims) will be distributed to the Sellers’ Representative upon receipt by the Escrow Agent of a joint written instruction from the Company and the Sellers’ Representative fourteen (14) months following the Closing.

The Purchase Agreement contains customary representations and warranties of the Company and Sellers. The Company and Sellers have agreed to indemnify each other (and certain related parties) for breaches of representations and warranties, breaches of covenants and certain other matters. Certain representations and warranties of Sellers, including representations and warranties related to the valid organization of the Acquired Companies, Sellers’ authority to enter into the Purchase Agreement, the validity and binding effect of the Purchase Agreement and related agreements, the capitalization of the Acquired Companies and the ownership of the equity interests of the Acquired Companies, will survive indefinitely (the “Fundamental Representations”). Certain representations, warranties and covenants of Sellers related to taxes will survive until ninety (90) days after the expiration of applicable statutes of limitation with respect to such representations, warranties and covenants. Representations and warranties related to environmental, health and safety matters will survive until the third anniversary of the Closing. All other representations and warranties in the Purchase Agreement will survive until fourteen (14) months after the Closing. With respect to any other covenant or agreement contained in the Purchase Agreement that contemplates performance after the Closing, such covenant or agreement will survive in accordance with its respective terms in the Purchase Agreement.

The maximum indemnification provided by Sellers to the Company and other Company indemnitees with respect to breaches of representations and warranties (other than Fundamental Representations) is $15,000,000. The aggregate amount of the Sellers’ indemnity obligations shall not exceed the Aggregate Purchase Price paid to Sellers. The Company may not assert a claim for indemnification for breach of a representation and warranty of Sellers in the Purchase Agreement, other than Fundamental Representations and certain other specified representations, until the aggregate amount of damages to which the Company would otherwise be entitled to indemnification exceeds $3,000,000, and then only to the extent of the amount in excess of $3,000,000. At the Closing, the Company entered into guarantee agreements with certain equityholders of each Seller pursuant to which such equityholders guaranteed the payment of Sellers’ obligations for indemnification amounts as a result of breaches of Fundamental Representations and representations concerning tax matters and breaches of covenants in the Purchase Agreement should the Company be unable to obtain payment for such breaches after seeking to collect payment from Sellers due to insufficient funds being available from the Indemnification Escrow Amount or the inability or refusal of Sellers to honor their obligations under the Purchase Agreement to make payment to the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 9, 2018, the Company entered into a Second Amended and Restated Credit Agreement (the “Senior Credit Agreement”) with SunTrust Bank, as Administrative Agent, Bank of America, N.A. and PNC Bank, National Association, as Co-Syndication Agents, Regions Bank, JPMorgan Chase Bank, N.A. and Branch Banking and Trust Company, as Co-Documentation Agent, and the other lenders from time to time a party thereto. The Senior Credit Agreement amends and restates the Company’s credit agreement, dated May 31, 2016 (the “Prior Credit Agreement”), with the same Administrative Agent, Regions Bank and JPMorgan Chase Bank, N.A., as the Syndication Agents thereunder, Bank of America, N.A., as the Documentation Agent thereunder and the lenders party thereto. The Senior Credit Agreement is in an aggregate principal amount of $1.28 billion, consisting of (i) a $545 million secured revolving credit facility (the “Revolver”), which did not increase from the Prior Credit Agreement, (ii) a $60 million secured term loan, representing the balance of the term loan owing under the Prior Credit Agreement (the “Term A-1 Loan”) and (iii) a new $675 million secured term loan (the “Term A-2 Loan,” and together with the Term A-1 Loan and the Revolver, collectively, the “Senior Loans”). The Revolver contains a $75 million letter of credit sub-facility, which is the same amount as the letter of credit sub-facility under the Prior Credit Agreement. Cargo Aircraft Management, Inc. (“CAM”), a wholly-owned subsidiary of the Company, is the borrower on the Senior Loans. The Senior Loans each bear interest at a floating rate of (a) LIBOR plus (b) a margin that adjusts from time to time based on the ratio of the Company’s consolidated secured debt to consolidated EBITDA. As of November 9, 2018, the applicable interest rate was 4.57% per annum.

The proceeds of the Senior Loans were or will be used to pay a portion of the cash purchase price of the Acquisition discussed in Item 2.01 above and for working capital purposes. The Senior Credit Agreement has an incremental facility in which CAM has the right to increase from time to time, upon satisfaction of certain conditions including approval of the lenders, the total amount of the Senior Loans by up to $400 million in aggregate for all such increases. The maturity date of the Senior Loans is May 30, 2023. The Term A-1 Loan will amortize in quarterly payments on the last day of each quarter, beginning on December 31, 2018, each in the amount of $3.75 million through and including March 31, 2023, with the balance due on May 30, 2023. The Term A-2 Loan will amortize in quarterly payments on the last day of each quarter, beginning on March 31, 2019, each in the amount equal to (a) $4,218,750 through December 31, 2019, (b) $8,437,500 through December 31, 2022 and (c) $12,656,250 on March 31, 2023, with the balance due on May 30, 2023.

The Senior Loans are secured by substantially all of the Boeing 777, 767 and 757 aircraft of CAM, OAL and T7, and guaranteed by the Company and all present and future, direct and indirect, domestic subsidiaries of the Company other than CAM but including, after giving effect to the Acquisition, the Target Companies (collectively, the “Guarantors”). The Guarantors have each granted a security interest in any current or future ownership interest in such aircraft. Further, CAM’s FAA Aircraft Security Agreements from the Prior Credit Agreement remain in place, and CAM and certain of the Target Companies will grant security interests in such additional aircraft as needed pursuant to separate FAA Aircraft Security Agreements.

The Senior Credit Agreement contains customary covenants, including affirmative and negative covenants that in certain circumstances, among other things, restrict the ability of the Company and its subsidiaries to incur additional indebtedness, enter into mergers or consolidations or liquidate, dissolve or dispose of assets, to change the nature of their businesses, declare or pay dividends on or repurchase capital stock, grant additional liens and make loans and investments. The Senior Credit Agreement also requires that the Company maintain specified financial ratios and minimum collateral values and satisfy certain financial condition tests including (i) a fixed charge coverage ratio, tested quarterly, of not less than 1.25 to 1.00, (ii) a secured leverage ratio, tested quarterly, not to exceed 3.5 to 1.0, (iii) a total leverage ratio, tested quarterly, not to exceed 4.00 to 1.00, (iv) the ratio of aggregate qualified aircraft collateral value to outstanding loans under the Senior Credit Agreement to be, at all times, not less than 1.10 to 1.00 through and including December 30, 2019, 1.15 to 1.00 from December 31, 2019 through and including December 30, 2020, and 1.25 to 1.00 on and after December 31, 2020, in each case subject to a cure period to add additional qualified aircraft, and (v) the ratio of aggregate qualified aircraft collateral value to outstanding loans plus unused commitments under the Senior Credit Agreement to be, at all times, not less than 0.50 to 1.00, subject to a cure period to add additional qualified aircraft. In addition to certain other specifically permitted indebtedness, the Senior Credit Agreement increases the general basket of additional permitted indebtedness which can be incurred by the Company and its subsidiaries from $300 million to $500 million.

The Senior Credit Agreement contains certain events of default customary for financings of this type, including failure to pay principal or interest, breaches of representations and warranties, failure to observe covenants and other terms of the Senior Credit Agreement and the Senior Loans, cross-defaults to other indebtedness, bankruptcy, insolvency, invalidity of lien position, various ERISA violations, the incurrence of material judgments and changes in control.

If an event of default occurs under the Senior Credit Agreement and is not cured within any applicable grace period and is not waived, the Administrative Agent and the lenders are entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder, termination of commitments under the Senior Credit Agreement and realization upon the collateral securing the Senior Loans.

Item 7.01	Regulation FD Disclosure.
On November 9, 2018, the Company issued a press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired
Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Form Financial Information
Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Exhibit Description
99.1*	Press release, dated November 9, 2018.

*Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date:	November 9, 2018